AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                                     between

                         BUSINESS LOAN CENTER, INC. and
                          BLC FINANCIAL SERVICES, INC.

                                       and
                             STERLING NATIONAL BANK

                           Dated as of August 27, 1997

      THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of August 27, 1997, among BUSINESS LOAN CENTER, INC., a Delaware corporation ("BLC Inc.") and BLC FINANCIAL SERVICES, INC. a Delaware corporation (which owns all of the issued and outstanding shares of stock of Business Loan Center, Inc.) (jointly and severally with the others, the "Borrowers"), and STERLING NATIONAL BANK formerly known as STERLING NATIONAL BANK & TRUST COMPANY OF NEW YORK (the "Bank").

      WHEREAS, the Borrowers, Business Loan Center, a New York general partnership (which was a small business lender under the Small Business Act) ("BLC Partnership") and the Bank entered into a certain Revolving Credit Agreement dated as of December 19, 1994, as amended, restated, supplemented or otherwise modified from time to time (the "Revolving Credit Agreement"), a certain Security Agreement dated as of December 19, 1994, and related documentation pursuant to which the Bank has made certain advances to Borrowers;

      WHEREAS, on the date hereof the Bank has assigned to Transamerica Business Credit Corporation ("Transamerica") all of its right, title and interest to the portions of the Revolving Credit Loans previously advanced by the Bank against the Unguaranteed Portions of Eligible SBA Loans, and certain related Obligations, Collateral and other assets and has further assigned to Transamerica all of its rights and obligations to make future loans or advances against the Unguaranteed Portions of Eligible SBA Loans (the "Assignment");

      WHEREAS, as provided in the Assignment, Transamerica has paid to the Bank $________________;

      WHEREAS, the Bank will continue to make Advances hereunder against the Guaranteed Portions of Eligible SBA Loans, but will no longer make Advances against the Unguaranteed Portions thereof; and

      WHEREAS, the Borrowers and the Bank desire to amend and restate the Revolving Credit Agreement to reflect the foregoing and such other amendments as provided for herein.

      NOW, THEREFORE, in consideration of the promises and of the mutual representations, covenants and agreements herein set forth, the Borrowers and the Bank do hereby amend and restate the Agreement as follows:

      The Borrowers have applied to the Bank for a revolving credit loan in an aggregate principal amount at any one time outstanding not to exceed $8,000,000, the proceeds of which will be used to finance loans by the Borrowers to small businesses. The Bank is willing to make such loan to the Borrowers pursuant to this Agreement upon the terms and subject to the conditions hereinafter set forth.

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.1 Definitions. As used herein, the following words and terms shall have the meanings designated below:

      "Advance" shall mean each separate advance or readvance of funds pursuant to this Agreement by the Bank to the Borrowers.

      "Advance Amount" shall mean, with respect to each Advance hereunder, an amount equal to 100% of the Guaranteed Amount of each SBA Loan securing such Advance, as set forth in the Advance Request for such Advance, or such lesser amount as the Bank may determine pursuant to Section 2.1(a) hereof.

      "Advance Portion" shall mean a Guaranteed Portion.

      "Advance Request" shall mean a written request for an Advance hereunder, delivered by the Borrowers to the Bank not later than two (2) Business Days prior to the Borrowing Date for such Advance, consisting of (i) a Notice of Advance in the form of Exhibit C attached hereto, (ii) a Schedule of Identification in the form of Exhibit D attached hereto for any SBA Loan to be funded in whole or in part with the proceeds of such Advance, and (iii) if applicable, copies of the Authorization and Loan Agreement (Guaranty Loans) on SBA Form 529B, or such other form as the SBA shall from time to time prescribe, for each SBA Loan being funded by such Advance, duly executed and completed by the Borrowers and the SBA and setting forth the SBA Loan Number for such SBA Loan and otherwise in form and substance satisfactory to the Bank.

      "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agreement" shall mean this Amended and Restated Revolving Credit Agreement, as the same may be supplemented, modified or amended from time to time in accordance with the terms hereof.

      "Auditors" shall have the meaning assigned to that term in Section 5.7(b) hereof.

      "Availability" shall mean an amount equal to 100% of the Guaranteed Amount of each SBA Loan securing such Advances, as set forth in the Advance Request for such Advances, or such lesser amount as the Bank may determine pursuant to
Section 2.1(a) hereof.

      "Authorized Representative" with respect to any Person means any individual designated in writing to the Bank and duly authorized by such Person to act on its behalf.

      "Base Rate" shall mean the rate of interest publicly announced by the Bank at its principal office from time to time as its prime rate, which rate need not be the best rate available. For purposes of this Agreement, any change in the Base Rate shall be effective as of the opening of business on the date each such change is announced.

      "Borrowers" shall mean jointly and severally Business Loan Center, Inc., a Delaware corporation and BLC Financial Services, Inc., a Delaware corporation (which owns all of the issued and outstanding shares of stock of Business Loan Center, Inc.).

      "Borrowers' Account" shall mean a demand account established by the Borrowers on or prior to the date set forth in Section 4.10 hereof and maintained by the Borrowers with the Bank in accordance with this Agreement.

      "Borrowing Date" shall mean the date upon which any Advance is made by the Bank.

      "Business Day" shall mean any day which is not a Saturday, Sunday or legal holiday or any other day on which banking institutions in the State are authorized by law or executive order to close.

      "Chief Financial Officer" shall mean the Person with the primary responsibility for the financial operations of the Borrowers including, without limitation, the Financial Vice President, President or Treasurer and if more than one such Person, each of them.

      "Closing" shall mean the closing of this Agreement and all other Loan Documents and the Multi-Party Agreement on the Closing Date.

      "Closing Date" shall mean December 19, 1994.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor legislation, and any Treasury Regulations and administrative pronouncements promulgated, from time to time, thereunder.

      "Commitment" shall mean, with respect to the obligation of the Bank to lend pursuant to this Agreement, $8,000,000.

      "Collateral" shall mean the "Collateral" defined as such in the Security Agreement, and any other property now or hereafter pledged or delivered to the Bank or in which the Bank has been granted a security interest as collateral for the Obligations.

      "Consolidated Subordinated Debt" shall mean all indebtedness of the Borrowers and their Subsidiaries (if any) which is subordinated by its terms (in a manner satisfactory in form and substance to, approved in writing by the Bank) to the prior payment in full of the Obligations and providing, among other things, for suspension of principal and interest payments and redemption rights, if at any time an Event of Default hereunder shall have occurred.

      "Consolidated Tangible Net Worth" shall mean, at any date, the amount by which "Consolidated Total Assets" shall exceed "Consolidated Total Liabilities". As used herein, "Consolidated Total Assets" means, at any date, the aggregate amount shown on the books and records of the Borrowers and their Subsidiaries (if any), determined in accordance with Generally Accepted Accounting Principles, of all property, both real and personal, of the Borrowers and their Subsidiaries (if any), exclusive of franchises, copyrights, trademarks, service marks, trade names, good will, patents and other like intangibles, treasury stock and after deducting reserves for depreciation, depletion, obsolescence and amortization and all other proper reserves which are or should be, in accordance with Generally Accepted Accounting Principles, established in connection with the business conducted by the Borrowers and their Subsidiaries (if any). As used herein, "Consolidated Total Liabilities" means, at any date, the amount of all liabilities which, in accordance with Generally Accepted Accounting Principles, should be included in determining total liabilities as shown on a liabilities side of a balance sheet of the Borrowers and their Subsidiaries (if any), at such date, exclusive of all amounts in respect of deferred taxes.

      "Effective Date" shall mean the date on which all of the conditions to lend set forth in Sections 4.1 through 4.9 shall have been satisfied.

      "Defaulted SBA Loan" shall mean, at any time, any SBA Loan with respect to which a default or event of default has occurred and is continuing whether or not the Borrower or the SBA, as applicable, has exercised any or all of its rights and remedies under the documents evidencing, securing or guaranteeing such SBA Loan.

      "Eligible SBA Loans" shall mean any SBA Loan other than a Defaulted SBA Loan and an SBA Loan with respect to which one or more monthly or other periodic payment due from the borrower thereunder to the lender thereunder is in arrears.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Event of Default" shall mean any Event of Default set forth in Article VII hereof.

      "Executive Officer" shall mean the President or Chief Financial Officer or Executive Vice President of the Borrowers, and if more than one such Person, each of them.

      "Financing Statements" shall mean the Uniform Commercial Code financing statements executed by the debtors named therein simultaneously herewith or which may be executed hereafter in order to more specifically identify or in order to maintain, continue, amend or otherwise perfect any security interest granted in and to the Collateral.

      "Fiscal Quarter" shall mean each of the three month periods ending on the last day of March, June, September and December of each year.

      "Fiscal Year" shall mean the twelve month period ending June 30 of each year.

      "Generally Accepted Accounting Principles" shall have the meaning assigned to that term in Section 1.2 hereof.

      "Guaranteed Amount" shall mean that portion of the original principal amount of an SBA Loan the repayment of which the SBA has agreed to guaranty pursuant to an Authorization and Loan Agreement (Guaranty Loans) on SBA Form 529B and Loan Guaranty Agreement (Deferred Participation) Form 750 or such other form as the SBA shall from time to time prescribe, but in no event to exceed eighty percent (80%) of the original principal amount of such SBA Loan.

      "Guaranteed Portion" shall mean that portion of an Advance or the Outstanding Balance, as applicable, which was used to fund the Guaranteed Amount of SBA Loans.

      "Guarantor" shall mean Robert Tannenhauser.

      "Guaranty" shall mean that certain Guaranty Agreement, dated as of December 19, 1994 and reaffirmed on the date hereof, between the Guarantor and the Bank.

      "Indebtedness" shall mean all items which would properly be included as liabilities on a balance sheet as at the date Indebtedness is to be determined, including, without limitation, the full principal amount of any guarantees of the obligations of any other Person, but not including capital stock, capital surplus, retained earnings, minority interests and valuation and contingency reserves.

      "Investor" shall mean a Person that purchases, or commits to purchase pursuant to a Purchase Commitment, the Guaranteed Amount of one or more SBA Loans from the Borrowers.

      "Loan Documents" shall mean, collectively, this Agreement, the Revolving Credit Note, the Security Agreement, the Guaranty, and all other documents executed by the Borrowers or the Guarantor in connection with the Revolving Credit Loan.

      "Maturity Date" shall mean June 30, 1998, subject to extension as set forth in Section 8.12 below.

      "Multi-Party Agreement" shall mean the Multi-Party Agreement (Relating to SBA Loan Documentation and Administration) dated December 19, 1994 by and among Business Loan Center, the Bank and the SBA.

      "Note" shall mean any promissory note evidencing the Revolving Credit Loan made by the Bank pursuant to this Agreement substantially in the form attached hereto as Exhibit A, including any replacements, restatements or substitutions therefor and amendments thereto.

      "Obligations" shall mean any and all of the obligations of the Borrowers under this Agreement and any of the other Loan Documents.

      "Obligors" shall mean the Borrowers.

      "Outstanding Balance" shall mean, on any date, the aggregate principal amount of Advances made on or prior to such date which have not been repaid on or prior to such date.

      "Payment Date" shall have the meaning assigned to that term in Section 2.3(a) hereof.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation.

      "Permitted Encumbrances" shall mean, as of any particular time, (a) liens for taxes and assessments not then delinquent or then being contested in good faith by the Borrowers and for which the Borrowers has maintained adequate reserves satisfactory to the Auditors; (b) liens permitted pursuant to Sections 6.4(b) or (c) hereof; (c) any mechanic's, laborer's, materialman's, supplier's or vendor's lien or right in respect thereof if payment is not yet due and payable or is being contested in good faith by the Borrowers; (d) any defects, irregularities, encumbrances, easements, rights of way, leases, subleases and clouds on title which do not, in the opinion of the Bank, materially impair the property affected thereby for the purpose for which it was acquired or is held by the Borrowers; (e) liens in existence as of the date hereof listed on
Schedule III annexed hereto and all renewals and extensions thereof; (f) liens in favor of, or consented to in writing, by the Bank; (g) liens subordinated as a matter of law or otherwise upon terms and conditions reasonably satisfactory to the Bank to the lien of the Bank under the Security Agreement; and (h) liens to Transamerica granted pursuant to its security agreement with the Borrowers and pursuant to the Partial Assignment Agreement of even date between the Bank and Transamerica, as amended, restated, supplemented or otherwise modified from time to time (the

"Partial Assignment Agreement"), in each case subject to the terms of the Intercreditor Agreement of even date, as amended, restated, supplemented or otherwise modified from time to time (the "Intercreditor Agreement").

      "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Plan" shall have the meaning ascribed to that term in ERISA.

      "Purchase Commitment" shall mean a Secondary Participation Guaranty and Certification Agreement on SBA Form 1086, or such other form as the SBA shall from time to time prescribe, pursuant to which an Investor agrees to purchase, and Borrowers agrees to sell, the Guaranteed Amount of an SBA Loan with respect to which an Advance has been made hereunder, duly executed and completed by the Borrowers, the investor and the SBA.

      "Purchase Money Mortgage" shall mean a mortgage or security interest given by a purchaser of property to the seller thereof in partial payment of the purchase price.

      "Reportable Event" shall mean a Reportable Event as defined in section 4043(b) of ERISA.

      "Required Filings" shall mean Uniform Commercial Code financing statements filed in those locations which the Bank and its counsel deem necessary or advisable in order to perfect a security interest in the Collateral pursuant to said Code.

      "Revolving Credit Loan" shall mean an Advance, or collectively, all such Advances, made by the Bank pursuant to Section 2.1 hereof.

      "SBA" shall mean the United States Small Business Administration and any successor agency.

      "SBA Loan" shall mean a loan by the Borrowers, as lender, to a borrower eligible to participate in the SBA guaranteed loan program, as borrower, up to eighty percent (80%) of the original principal amount of which is guaranteed by the SBA.

      "SBA Loan Documents "shall mean all documents, instruments and certificates executed and delivered in connection with an SBA Loan.

      "Security Agreement" shall mean the Security Agreement dated December 19, 1994 and amended on the date hereof, from the Borrowers to the Bank, and as may be amended, restated, supplemented or otherwise modified from time to time thereafter.

      "State" shall mean the State of New York.

      "Subsidiary" shall mean any corporation, the majority of the voting stock (including shares arising out of other securities convertible, at the option of the holder, into shares of voting stock) of which is owned by any one or more of the Borrowers either directly or through Subsidiaries.

      "Unguaranteed Amount" shall mean that portion of the original principal amount of an SBA Loan the repayment of which the SBA has not agreed to guaranty.

      "Unguaranteed Portion" shall mean that portion of an Advance or Outstanding Balance, as applicable, which was used to fund the Unguaranteed Amount of SBA Loans or which was used for general working capital purposes of any of the Borrowers.

      SECTION 1.2 Accounting Terms. Except as otherwise herein specifically provided each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, and the results of operations and changes in financial position, of the Borrowers, their Subsidiaries, if any, and the Guarantor, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a Generally Accepted Accounting Principle or practice may be so changed. Any dispute or disagreement between the Borrowers and/or the Guarantor, as applicable and the Bank relating to the determination of Generally Accepted Accounting Principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion of the Auditors with respect thereto, delivered to the Bank.


                                   ARTICLE II
                                    THE LOAN

      SECTION 2.1 The Revolving Credit Loan. (a) The Bank agrees, upon the terms and subject to the conditions hereof, to make one or more Advances to the Borrowers at any time and from time to time upon receipt of an Advance Request, from the Closing Date to the Maturity Date, in an aggregate principal amount at any one time outstanding not to exceed the Commitment; provided that the amount of any Advance shall not exceed the Advance Amount thereof.

            (b) The Borrowers may request the Bank to make an Advance by delivering an Advance Request to the Bank at least two (2) Business Days prior to the requested Borrowing Date, together with such other information as the Bank may reasonably request in connection with such Advance. Any Advance Request received after 12:00 noon on such date shall be deemed to be received by the Bank on the immediately succeeding Business Day. If the Bank's computation of the Advance Amount of any Advance shall conflict with the Borrowers' computation thereof set forth in the Advance Request therefor for any reason, the Bank shall deliver written telecopy or telephonic notice to Borrowers of such conflict, and shall not be obligated to make such Advance until it shall receive a corrected Advance Request.

            (c) Each Advance to the Borrowers under this Agreement shall be made at the Bank's Office at 430 Park Avenue, 4th Floor, New York, New York 10022, not later than 2:00 p.m., New York City time, on the Borrowing Date with respect to such Advance, by the Bank's crediting (not later than the close of business on such date) the Borrowers' Account, in the Advance Amount. During the period from the Closing Date to and including the Maturity Date (or until the earlier termination of the Commitment), the Borrowers may borrow, pay, repay and reborrow hereunder, subject to all the terms and provisions of this Agreement provided that at no time shall the principal amount of the Outstanding Balance exceed the Commitment.

      SECTION 2.2 The Note. The Revolving Credit Loan made by the Bank (including the principal amount and all accrued interest and other amounts due under the Revolving Credit Loan as of the Effective Date) shall be evidenced by the Note, duly executed by the Borrowers, dated the Effective Date, and payable to the Bank in the principal amount of $8,000,000. The Note shall bear interest from the Effective Date on the outstanding principal balance thereof as set forth in Section 2.3 hereof. The Bank shall, and is hereby authorized by the Borrowers to, record on the schedule attached to the Note (or on a continuation of such schedule attached to the Note) and made a part thereof, an appropriate notation evidencing the date of each Advance, as well as the date and amount of each payment (including any prepayment) of principal and interest by the Borrowers with respect thereto and the amount of all interest accrued but unpaid under the Revolving Credit Loan as of the Effective Date; provided, however, that the failure of the Bank to make such insertion shall not affect the obligations of the Borrowers hereunder or under the Note.

      SECTION 2.3 Interest on the Revolving Credit Loan. Interest on the Revolving Credit Loan shall be payable monthly in arrears on the first day of each month and ending on the Maturity Date (each, a "Payment Date") and shall be computed (on the basis of a year of 360 days consisting of twelve (12) thirty
(30) day months) at an annual rate equal to the sum of the Base Rate as in effect from time to time plus 1.25%.

If the Borrowers shall default in the payment of the principal of or interest on any Advance or on any other amount becoming due hereunder, the Borrowers shall, on demand, from time to time pay interest on such unpaid amounts, to the extent permitted by applicable law, to and including the date of actual payment (after as well as before judgment), at a rate per annum equal to the sum of the Base Rate plus four percent (4%), for the period during which such principal, interest or other amount shall be unpaid.

      SECTION 2.4 Optional Prepayment of Revolving Credit Loan. The Borrowers shall have the right at any time and from time to time to prepay any Advance in whole or in part in an amount equal to or greater than $50,000, without premium or penalty, upon at least two (2) Business Days' prior written, or telecopy notice (any such telecopy notice to be confirmed promptly in writing) to the Bank in accordance with Section 8.01 hereof. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to and including the date of prepayment and shall be applied to the outstanding principal amount of the Advance being prepaid.

      SECTION 2.5 Mandatory Prepayment of Revolving Credit Loan. (a) The Borrowers shall prepay any Advance in part, without premium or penalty, in an amount equal to the Advance Amount of such Advance secured by an SBA Loan promptly upon Borrowers receipt of payment with respect to any SBA Loan from the ultimate borrower, such payment to be allocated among all Investors, the SBA (if applicable), and the Borrowers in accordance with their respective interests in each SBA Loan, the Bank being entitled to receive 100% of the Borrowers' interest therein. In addition, the Borrowers shall prepay the Advances in part, without premium or penalty, upon (i) an Executive Officer of any of the Borrowers obtaining actual knowledge that either (1) a default or event of default under such SBA Loan has occurred and is continuing beyond any applicable grace period plus ten (10) days in the event of a monetary default or plus thirty (30) days in the event of a non-monetary default (or in either case such longer period as set forth in the SBA Loan Documents), or (2) the SBA has withdrawn and terminated its guarantee of the Guaranteed Amount of such SBA Loan for any reason whatsoever (a "Non Conforming SBA Loan") and (ii) as a result of either (1) or (2) the aggregate amount of all then outstanding Advances exceeds an amount equal to the Availability, in which event the Borrower shall pay to the Bank that amount which is equal to the difference between the aggregate amount of all then outstanding Advances and the Availability.

      All prepayments shall (i) be accompanied by (x) accrued interest on the principal amount being prepaid to and including the date of prepayment and (y) written notice from the Borrowers identifying the related SBA Loan, if applicable, the Nonconforming SBA Loan, and explaining in reasonable detail the reason for such prepayment, and (ii) be applied to the outstanding principal amount of the Advance being prepaid. Upon receipt of any such prepayment the Bank shall release its lien on the Nonconforming SBA Loan.

            (b) Each Advance hereunder shall be payable in full on the earlier of (i) the Maturity Date or (ii) the date on which Colson Services (or such other independent service agency retained by the SBA to service the SBA Loans on behalf of the SBA) records on its books and records the sale, assignment or transfer by the Borrowers to an Investor of the Guaranteed Amount of the SBA Loans securing such Advance and records on its books and records the purchase price therefore (the "Purchase Date"), in each case together with accrued interest on such

Advance to and including the date of payment. The Borrowers covenant and agree with the Bank that (x) the Borrowers shall deliver to the Bank, promptly upon the execution and delivery thereof, a copy of the Purchase Commitment for any SBA Loan securing an Advance hereunder, which shall identify the Investor, and
(y) the Borrowers shall deliver to the Investor instructions to pay the total purchase price of such SBA Loan including without limitation any and all premiums above the face amount of the Guaranteed Amount) on the Purchase Date set forth in the Purchase Commitment with respect thereto (the "Purchase Price") to the Borrowers' Account so as to constitute immediately available funds on the Purchase Date, such payment to be accompanied by information sufficient to identify the Investor, the Purchase Price, and the SBA Loan purchased by the Investor on such date. If the Purchase Price received by the Bank on any Purchase Date is less than the amount required to pay the Guaranteed Portion of the related Advance in full, together with accrued interest thereon to, and including, the date of payment (the "Payment Amount"), then the Bank shall debit the Borrowers' Account in the amount of such deficiency; provided, however, that if there shall be insufficient funds in the Borrowers' Account prior to 2:00 P.M., New York City time, on the Purchase Date, the Borrowers shall deposit funds into the Borrowers' Account so that by 2:00 P.M., New York City time, on such date, sufficient funds shall be available in the Borrowers' Account. If the Purchase Price received by the Bank on any Purchase Date exceeds the Payment Amount, then the Bank shall credit the amount of such excess to the Borrowers' Account.

      SECTION 2.6 Funds; Manner of Payment. Each payment and prepayment of principal of the Note and each payment of interest on the Note shall be made by the Borrowers to the Bank in the following manner: at 430 Park Avenue, 4th floor, New York, New York 10022, not later than 2:00 P.M., New York City time, on the date on which payable, by debiting the Borrowers' Account in the amount of such payment; provided, however, that if there shall be insufficient funds in the Borrowers' Account prior to 2:00 P.M., New York City time on such date, the Borrowers shall deposit funds into the Borrowers' Account so that by 2:00 P.M., New York City time on such date, sufficient funds shall be available in the Borrowers' Account.

      SECTION 2.7 Administrative Fee. The Borrowers shall pay to the Bank at the closing of each SBA Loan an administrative fee which shall equal 1/4 of 1% of each Advance as set forth on the Schedule of Identification (annexed hereto as Exhibit D) delivered to the Bank in connection with such loan (the "Administrative Fee").

      SECTION 2.8 Collateral. (a) As security for the timely and full payment and performance of all Obligations, concurrently herewith the Borrowers are granting to the Bank a lien and security interest in the Collateral pursuant to and as more fully set forth in the Security Agreement, which lien and security interest is a first priority lien and security interest except as otherwise set forth herein or in the Security Agreement.

            (b) In the case of the sale pursuant to this Agreement and the Purchase Commitment by the Borrowers of the Guaranteed Amount of any SBA Loan, then the Bank's security interest and lien against such Guaranteed Amount shall be deemed to be released at

9:00 a.m., New York City time on the business day in which the sale is to be settled, prior to the closing for such sale (i.e., the time at which the purchaser pursuant to such Purchase Commitment has been paid to the Fiscal and Transfer Agent, as provided in SBA Form 1086, the purchase price for such Guaranteed Amount, and the Borrower has delivered to the Fiscal and Transfer Agent all documents required to be delivered to it pursuant to such Purchase Commitment); provided, however, if the Bank's security interest and lien against such Guaranteed Amount is released as provided above, but such sale is not finally settled on such settlement date, then the Bank's security interest and lien against such Guaranteed Amount shall be deemed to reattach against such Guaranteed Amount as if such security interest and lien had not been released, and the Bank's security interest and lien against such Guaranteed Amount shall be deemed to be released at 9:00 a.m., New York City time on the business day to which the settlement of such sale has been adjourned.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

      The Borrowers represent and warrant to the Bank that:

      SECTION 3.1 Organization; Power; Authorization. Each of the Borrowers is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Borrowers is duly qualified to transact business in each state where any of the Collateral is located or in which the character of its properties or the nature of the business conducted by it makes such qualification necessary, except in jurisdictions where the failure to so qualify will not materially adversely affect its business or operations or where the failure to so qualify would not have an adverse effect on the Borrowers' ability to collect any SBA Loans or enforce any collateral therefor in a state where any account debtor of the Borrowers or such collateral may be located. Each of the Borrowers has the power to borrow hereunder and has the power, authority, franchises and licenses (a) to own their respective properties and assets and to carry on and conduct their respective businesses and (b) to execute and deliver this Agreement, the Note and all other Loan Documents to which each is a party and to perform each and every obligation hereunder and thereunder. The execution, delivery and performance by the Borrowers of this Agreement, the Note and each of the other Loan Documents have been duly authorized by all requisite action.

SECTION 3.2 No Conflict with, Violation of or Default under Laws or other Agreements. Neither the execution or delivery of this Agreement or any other Loan Document to which any of the Borrowers is a party, nor the consummation of the transactions contemplated hereby or thereby, nor the compliance with or performance of the terms and conditions of this Agreement or any other Loan Document by the Borrowers is prevented or limited by, conflicts with, or will result in the breach or violation of, or a material default under the terms, conditions or provisions of (a) any material mortgage, security agreement, indenture, evidence of indebtedness, loan or financing agreement, partnership agreement, certificate of incorporation, by-laws or other material agreement or material instrument to which any of the Borrowers is a party or by which any of them is bound or (b) any provision of law, any order of any court or administrative agency or any rule or regulation applicable to the Borrowers or their respective businesses. None of Borrowers is in material default under, or in violation of, any of its obligations under any material contract, agreement, undertaking or instrument to which any of them is a party or by which any of them is bound.

      SECTION 3.3 Litigation; Official Approvals. (a) Except as set forth on
Schedule V hereto, there is no action, proceeding or investigation pending or threatened against the Borrowers before any court or administrative agency that might (i) materially and adversely affect its ability to perform their obligations under this Agreement or any of the other Loan Documents, (ii) involve the possibility of any judgment or liability which is uninsured and would result in any material adverse change in the business, properties or assets of any of the Borrowers, or (iii) materially and adversely affect the enforceability of this Agreement, the Note, or any Loan Document. Except for any necessary SBA approvals and as disclosed in writing to the Bank, all authorizations, consents and approvals of and filings with governmental bodies and agencies required in connection with the execution and delivery of this Agreement, the Note and the other Loan Documents and the performance by the Borrowers of their obligations hereunder and thereunder have been obtained. The judgment creditor in connection with the judgment described on Schedule IX does not have a security interest or other encumbrance in the assets of any Borrower which is senior or pari passu to that of the Bank and has not levied upon any Borrower or upon any Borrower's assets or taken any other action which has granted or shall grant to it a security interest or other encumbrance pari passu or senior to that of the Bank.

            (b) Neither the Borrowers nor any of their Subsidiaries (if any) is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would have a materially adverse effect on the condition (financial or otherwise) of the Borrowers or any of their Subsidiaries (if any).

      SECTION 3.4 Information and Financial Data Accurate; Financial Statements; No Adverse Changes. All information and financial and other data delivered to the Bank in connection with or as an inducement to the making of the Revolving Credit Loan (collectively, the "Application") relating to the Borrowers is true, correct and complete as of the date hereof and no information has been omitted therefrom which would make the Application misleading in any material respect. The financial statements included in the Application or otherwise supplied to the Bank (a) present fairly the financial position of the Borrowers as at their respective dates and the results of operations and changes in financial position for the periods to which they apply and (b) have been prepared in conformity with Generally Accepted Accounting Principles applied on a consistent basis throughout the periods involved. Since March 31, 1997, there has not been any adverse change in the financial condition, assets, liabilities, business or operations of the Borrowers, other than changes, none of which (either by itself or in conjunction with all other changes) has been materially adverse. The balance sheet referred to in Section 4.5(f) hereof accurately reflects the financial position of the Borrowers as of its date and there has been no change which would have a material adverse effect on the Borrowers.

      SECTION 3.5 Title to Properties and Collateral. Each of the Borrowers has good and marketable title to all of its properties and assets subject only to
(i) such liens, encumbrances and restrictions as are disclosed on the financial statements previously delivered to the Bank or have been otherwise previously disclosed in writing to the Bank and (ii) Permitted Encumbrances. Each of the Borrowers has or will acquire good title to the Collateral that it is pledging to the Bank on the date hereof or will be pledging to the Bank from time to time in accordance with the terms of this Agreement and the other Loan Documents. The Borrowers have possession of all original SBA Loan Documents other than those delivered to a person or entity who has entered into a written agreement with the Bank to hold such documents as bailee for and as agent for perfection purposes for the Bank. All SBA Loans represent undisputed, unconditional, bona fide indebtedness owed to the Borrowers by the account debtor named in the SBA Loan Documentation with respect thereto and there are and shall be no setoffs or counterclaims or rights of recoupment against such obligations. All SBA Loan Documentation is true, complete and correct evidence of the obligations of the account debtors to the Borrowers and signatories and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract.

      SECTION 3.6 Taxes. The Borrowers have filed (or have extensions of the time within which to file) returns for and paid in full all federal, state and local taxes to the extent such filings and payments were required prior to the date of this Agreement. All of such returns are true, correct and complete.

      SECTION 3.7 Agreements Legal, Valid, Binding and Enforceable. This Agreement, the Note and the other Loan Documents to which any of the Borrowers is a party have been duly executed and delivered by, and are the legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their respective terms.

      SECTION 3.8 No Untrue Statements. The representations, statements and warranties of the Borrowers set forth in this Agreement and the other Loan Documents (a) are true, correct and complete, (b) do not contain any untrue statement of a material fact, and (c) do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading or incomplete. The Borrowers understand that all such statements, representations and warranties have been relied upon as an inducement by the Bank to make the Revolving Credit Loan.

      SECTION 3.9 Employee Benefit Plans. Each of the Borrowers is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder and the Borrowers have not received, and the Borrowers have no reason to relieve that they will receive, any notification of non-compliance thereunder. No Reportable Event has occurred with respect to any Plan administered by the Borrowers or any administrator designated by the Borrowers.

      SECTION 3.10 Payment of Obligations. None of the Borrowers is in material default under the terms of any indebtedness, liability or obligation of any of the Borrowers with respect to any material loan or material borrowing of any of the Borrowers of any nature whatsoever.

      SECTION 3.11 Governmental Regulations. (a) None of the Borrowers is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended to the date hereof). If requested by the Bank, the Borrowers or any Subsidiary will furnish to the Bank a statement on Federal Reserve Form U-1.

            (b) No part of the proceeds of the Revolving Credit Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or to carry margin stock (as defined in subsection
(a) of this Section) or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which violates, or is inconsistent with, any of the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

      SECTION 3.12 Subsidiaries. Except as set forth on Schedule I hereto on the Effective Date, and except as disclosed to the Bank on any subsequent Borrowing Date, the Borrowers have no Subsidiaries.

      SECTION 3.13 SBA Relationship. BLC Partnership transferred all of its assets and obligations to BLC Inc. with the consent of the SBA. BLC Partnership is no longer conducting any business as a SBA qualified lender or otherwise and will not conduct any such business hereafter. BLC Inc. is now and has been since ______________ __, 199_ a qualified "non-bank lender" or "small business lending company" eligible to participate with the SBA in making loans to qualifying small business, within the meaning of Part 120 of Title 13 of the Code of Federal Regulations, as amended.

      SECTION 3.14 Use of Proceeds. Existing SBA Loans (a) The proceeds of the Revolving Credit Loan will be used to finance loans by the Borrowers to small businesses eligible to participate in the SBA's guaranteed loan program.

                                   ARTICLE IV
                              CONDITIONS OF LENDING

      The obligation of the Bank to lend hereunder is subject to the following conditions precedent:

      SECTION 4.1 Representations and Warranties. The representations and warranties set forth in Article III hereof shall be true and correct on and as of each Borrowing Date and on the Effective Date with the same effect as though each such representation and warranty had been made on and as of each such date, except to the extent that any of such representations and warranties expressly relate to earlier dates.

      SECTION 4.2 No Default. On each Borrowing Date and on the Effective Date, the Borrowers shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed and no Event of Default specified in Article VII hereof, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, shall have occurred as of such Borrowing Date or on the Effective Date.

      SECTION 4.3 Officer's Certificate. On each Borrowing Date, the Bank shall have received a certificate dated such date, and signed by an Executive Officer of each of the Borrowers to the effect that the Borrowers are in compliance with the conditions precedent set forth in Sections 4.1 and 4.2 hereof.

      SECTION 4.4 Litigation. On each Borrowing Date and on the Effective Date, there shall be no action, suit, arbitration or other proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body, arbitrator or arbitral body, pending against any of the Borrowers or of which the Borrowers have otherwise received official notice or, which to the best knowledge of the Borrowers, is threatened against any of the Borrowers, wherein any Person is challenging any of the transactions contemplated by this Agreement or any of the other Loan Documents or wherein an unfavorable decision, ruling or finding would materially adversely affect the ability of any of the Borrowers to perform its obligations under this Agreement, the Note or any of the other Loan Documents.

      SECTION 4.5 Supporting Documents. On the Effective Date, the Bank shall have received, as applicable, (a) copies of each Borrowers' Certificate of Incorporation, as amended, certified by the Secretary of State of Delaware; (b) certificates as to the good standing of the Borrowers in the State, dated a recent date; (c) certificates of an Authorized Representative of each of the Borrowers dated the Closing Date and certifying (i) that (A) attached thereto is a copy of the By-laws in existence as of the date of such certificate and since the day before the date of the resolutions referenced in clause (ii) below, and
(B) there have been no amendments to the

Certificate of Incorporation of such Borrowers since the date of the last amendment thereto indicated on the certificates furnished pursuant to clause (a) above; (ii) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors or partners of the Borrowers authorizing the execution and delivery of this Agreement, the Security Agreement, the Note, and each of the other Loan Documents; (iii) the incumbency and specimen signature of the Authorized Representative of the Borrowers executing this Agreement, the Security Agreement, the Note, and any other Loan Documents and any other documents and instruments furnished pursuant hereto or thereto and a certification by another officer or partner of the Borrowers as to the incumbency and signature of the Authorized Representative of the Borrowers; (iv) that the representations and warranties set forth in Article III hereof are true, correct and complete as of the date of the certificate except for changes, none of which either alone or in conjunction with other changes materially adversely affects any of the Borrowers, its business or its ability to perform any of the Obligations; (v) that the Borrowers have performed and complied with all of the agreements in the Loan Documents required to be performed or complied with by it on or prior to the date of the certificate; and (vi) that no Event of Default, or any condition, event or act which with the giving of notice or the lapse of time, or both, would constitute an Event of Default, exists under this Agreement or any of the Loan Documents; (d) certificates of insurance evidencing compliance with Section 5.15 hereof, and, within thirty (30) days of the Closing Date, copies of such insurance policies; (e) the Required Filings, naming the Borrowers as debtor, the Bank as secured party and the Collateral as collateral;
(f) consolidated financial statements for the Borrowers as of March 31, 1997;
(g) evidence satisfactory to the Bank and its counsel that all of the assets of BLC Partnership have been transferred to BLC Inc. and that the SBA approved such transaction and that BLC Inc. is a qualified lender as set forth in Section 3.13 above; and (h) written a Purchase Commitment, with respect to the Guaranteed Amount of any SBA Loan against which the Bank has been requested to advance a Guaranteed Portion on the Closing Date.

      SECTION 4.6 Effectuance of Assignment. On or prior to the Effective Date the following shall have occurred: (a) the Bank and Transamerica shall have entered into the Partial Assignment Agreement in a form satisfactory to Bank and its counsel, and Transamerica shall have paid to the Bank all amounts due to the Bank thereunder; (b) the Bank and Transamerica shall have entered into an Intercreditor Agreement in a form satisfactory to Bank and its counsel; and (c) the Borrowers shall have paid to the Bank, or on the Bank's behalf to Mr. Sidney Yoskowitz, or the Bank shall have received from Transamerica in addition to all other amounts to be paid by Transamerica pursuant to the Partial Assignment Agreement, the entire portion of the Obligations which the Bank has assigned to Mr. Yoskowitz pursuant to the Amended and Restated Junior Participation Agreement dated as of February 7, 1996 (the "Amended and Restated Junior Participation Agreement").

      SECTION 4.7 Approval of Counsel for the Bank. All legal matters incident to this Agreement shall be satisfactory to Baer Marks & Upham, special counsel for the Bank, and the Borrowers shall have paid the reasonable fees and expenses of such counsel in connection with the preparation and negotiation of this Agreement and the other Loan Documents and the closing of the Revolving Credit Loan, subject to the provisions of Section 8.3 hereof.

      SECTION 4.8 Administrative Fee. On the Effective Date, the Borrowers shall have paid the Administrative Fee.

      SECTION 4.9 Other Documents. On or prior to the Effective Date, the Bank shall have received any additional documents, affidavits or certificates of the Borrowers or any other Person as it may reasonably require.

      SECTION 4.10 Additional Conditions to First Advance and Additional Advances. On or prior to the later to occur of the Effective Date or the date of the first Advance hereunder, in addition to any other requirements hereunder, the Bank shall have received, in each case in form and substance satisfactory to the Bank and its counsel: (a) evidence that the Required Filings have been made; and (b) all documents, certificates and instruments required to be delivered to the Bank on or prior to the Effective Date pursuant to this Article IV or
Section 5.15 hereof which are not so delivered. Concurrently with or prior to the making of any Advance, in addition to any other requirement hereunder, the Borrowers shall have paid to the Bank any Administrative Fee and other fees required to be paid hereunder and with respect to any Advance of a Guaranteed Portion after the Effective Date, evidence of the type required to be provided pursuant to Section 4.5(n). In the event that such conditions are not satisfied on a timely basis the Bank shall not be obligated to make any Advances or perform any of its other obligations hereunder.

                                    ARTICLE V

                     AFFIRMATIVE COVENANTS OF THE BORROWERS

      The Borrowers covenant and agree that, unless the Bank otherwise consents in writing, so long as this Agreement shall remain in effect or the Note or any of the Obligations shall be outstanding, the Borrowers shall, and shall cause each of their Subsidiaries (if any) to:

      SECTION 5.1 Preservation of Properties. Preserve and protect the usefulness and value of the Collateral and its properties and assets including without limitation the maintenance and preservation of all guarantees and collateral for the SBA Loans.

      SECTION 5.2 Corporate Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or partnership, as applicable, existence, rights and franchises and comply with all laws applicable to it and at all times be qualified to do business in the jurisdictions where each is required to be so qualified.

      SECTION 5.3 Payment of Debts. Pay their debts, liabilities and obligations when due, except those which are contested in good faith and for which the Borrowers have maintained adequate reserves satisfactory to the Bank, provided that such contest shall not result in a lien other than a Permitted Encumbrance being placed on the Collateral or any part thereof or result in the Collateral or any part thereof being subject to forfeiture.

      SECTION 5.4 Accounts and Records. Keep and maintain full and accurate accounts and records in accordance with Generally Accepted Accounting Principles, consistently applied.

      SECTION 5.5 Payment of Taxes and Claims. Prepare and timely file all federal, state and local tax returns required to be filed by the Borrowers and pay and discharge all taxes, assessments and other governmental charges or levies imposed upon the Borrowers or in respect of any of the Borrowers' property and assets before the same shall become in default, as well as all lawful claims (including, without limitation, claims for labor, materials and supplies) which, if unpaid, might become a lien or charge upon the Collateral or the Borrowers' property and assets or any part thereof, except those which are contested in good faith by the Borrowers and for which the Borrowers have maintained adequate reserves satisfactory to the Bank; provided that such contest shall not result in a lien other than a Permitted Encumbrance being placed on the Collateral or any part thereof being subject to forfeiture. The Borrowers shall establish, to the extent necessary, reserves which are reasonably believed by the Auditors to be adequate for the payment of additional taxes for years which have not been audited by the respective taxing authorities.

      SECTION 5.6 Compliance with Law. Comply with all applicable federal, state, county and municipal laws, ordinances, rules, orders and regulations now in force or hereafter enacted.

      SECTION 5.7 Financial Statements and Reports. Furnish, or cause to be furnished, to the Bank the following financial statements:

            (a) As soon as available and in any event within forty five (45) days after the close of each of the first three fiscal quarters in each Fiscal Year of the Borrowers, unaudited consolidated and consolidating financial statements of the Borrowers and each Subsidiary (if any) on a comparative basis (including financial position, earnings and retained earnings statements) prepared by the Chief Financial Officer of each of the Borrowers;

            (b) As soon as available and in any event within ninety (90) days after the close of each Fiscal Year of the Borrowers a copy of the annual audited consolidated financial statements of the Borrowers and each Subsidiary on a comparative basis (including financial position, earnings and retained earnings statements), prepared by Richard Eisner & Co. or other independent certified public accountants selected by the Borrowers and acceptable to the Bank (the "Auditors"), together with the unqualified opinion of such Auditors to the effect that such financial statements present fairly the consolidated financial position of the Borrowers as at their respective dates and results of operations and changes in consolidated financial position for the respective periods to which they apply, in accordance with Generally Accepted Accounting Principles, together with such other information in connection with the financial statements supplied pursuant to this subsection as the Bank reasonably may request;

            (c) Concurrently with the delivery of the statements set forth in
(a) and (b) above, a certificate signed by the Chief Financial Officer of each of the Borrowers setting forth the computations as to compliance with the financial covenants set forth in Section 6.9 hereof;

            (d) Within ten (10) days after the end of each month, a report as to all SBA Loans setting forth the following information, on a loan-by-loan basis: the original principal amount, interest rate, Guaranteed Portion, payments received through the beginning of the month, payments received during the month and the distribution of such payments, and whether such loan is in default or whether the Borrowers know of any event which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, certified by the Chief Financial Officer of each of the Borrowers;

            (e) Copies of all documents filed with the Securities Exchange Commission or the SBA, or sent to shareholders of any of the Borrowers;

            (f) Copies of all reports, forms, information statements and/or documents filed with the PBGC with respect to any Plan of the Borrowers, other than any such reports, forms, information statements and/or documents prepared and/or submitted solely in the ordinary course of the Borrowers' business;

            (g) Information and schedules relating to all other indebtedness and obligations of the Borrowers as the Bank reasonably may request;

            (h) Copies of all instruments and documents regarding any SBA Loan, contemporaneously with the submission of any Advance Request with respect thereto; and

            (i) As soon as practicable, any other information regarding the operations, business affairs and condition (financial or otherwise) of the Borrowers or filings with any governmental authorities other than those to be provided pursuant to (e) and (f) above, as the Bank reasonably may request.

      SECTION 5.8 Access to Books and Records. Permit the Bank, and its duly authorized agents, officers and independent auditors, during normal business hours and upon prior notice (except upon an Event of Default, in which circumstance no notice shall be required) to (a) examine the books and records of the Borrowers and to make copies and extracts therefrom, and (b) discuss the affairs, finances and accounts of the Borrowers, and be advised as to the same by, the officers of the Borrowers, as shall be relevant to the performance or observance of the terms, covenants or conditions of this Agreement or the financial condition of the Borrowers.

      SECTION 5.9 Notification of Event of Default. (a) Give prompt written notice to the Bank of (i) any Event of Default or of any condition, event or act which with the giving of notice or the lapse of time, or both, would constitute an Event of Default, specifying the same and the steps being taken to remedy the same and (ii) any default, event of default or any condition, event or act which, with the giving of notice or the lapse of time or both, would constitute such a default or event of default under any SBA Loan, other agreement or contract to which any of the Borrowers is a party or by which any of its property or assets is bound which would have a material and adverse effect on the business or condition (financial or otherwise) of any of the Borrowers, which notice shall include a description of the default and any action being taken with respect thereto by the Borrowers or their account debtors.

            (b) Promptly notify the Bank in writing of (i) any change in, the business or the operations which may be materially adverse to the Borrowers or any of their Subsidiaries (if any), disclosing the nature thereof, (ii) any modification, change or amendment to the Guaranty Agreement on SBA Form 750 between the Borrowers and the SBA, and (iii) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Bank in connection with this Agreement, fail, in any material extent, to present fairly the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

      SECTION 5.10 Certificate of No Default. Deliver to the Bank on each Borrowing Date and concurrently with the delivery of the financial statements set forth in Sections 5.7(a) and (b) hereof, a certificate of an Authorized Representative of each of the Borrowers either stating that he or she is not aware of any condition, event or act which constitutes an Event of Default or any condition, event or act which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, or, if any such condition, event or act exists, specifying the same and the steps being taken to remedy the same. In addition, upon twenty (20) days' prior request by the Bank, an Authorized Representative of each of the Borrowers shall execute, acknowledge and deliver to the Bank a certificate of such Authorized Representative either stating that to his or her knowledge no default or breach exists hereunder or under any other Loan Document, or specifying each such default or breach of which he or she has knowledge and the steps being taken to remedy the same.

      SECTION 5.11 Payment of Costs and Expenses. Pursuant and subject to
Section 8.3 hereof, promptly pay the costs and expenses of the Bank, including, without limitation, the reasonable fees and disbursements of any counsel for the Bank, incurred from time to time, in connection with the transactions contemplated by this Agreement and the other Loan Documents.

      SECTION 5.12 Notification of Litigation and Adverse Business Development. Give prompt written notice to the Bank of (a) any action, proceeding or investigation pending or threatened against any of the Borrowers before any court or governmental instrumentality or other administrative agency which involves the possibility of any judgment or liability which would result in any material adverse changes in the business, properties or assets of any of the Borrowers, either individually or in the aggregate, or (b) any materially adverse change in the financial condition, assets, liabilities, business or operations of any of the Borrowers, either individually or in the aggregate.

      SECTION 5.13 Compliance with ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to the Bank (i) as soon as possible, and in any event within five (5) Business Days after any Executive Officer of any of the Borrowers knows or has reason to know that any Reportable Event with respect to any Plan of the Borrowers has occurred, a statement of the Chief Financial Officer of each of the Borrowers setting forth details as to such Reportable Event and the action which the Borrowers propose to take with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the PBGC, and (ii) promptly after receipt thereof, a copy of any notice the Borrowers or any Subsidiary of the Borrowers may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan.

      SECTION 5.14 New Subsidiaries. Promptly notify the Bank of any newly formed or acquired Subsidiary.

      SECTION 5.15 Insurance. Keep their insurable properties adequately insured at all times, by financially sound and reputable insurers, and maintain insurance against employee theft and such other insurance to such extent and against such loss, damage, liability (including liability to third parties) and risks (including fire and other risks insured against by extended coverage) as is customary with companies in the same or similar business of comparable size to the Borrowers, and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it in an amount not less than $1,000,000, including a minimum of $1,000,000 in primary insurance, and maintain such other insurance as may be required by applicable law, or as reasonably may be required by the Bank.

      SECTION 5.16 Federal Reserve Regulations, Etc.. (a) No part of the proceeds of the Revolving Credit Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (a) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purpose, or (b) for any purpose which violates, or is inconsistent with, any of the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

            (b) The proceeds of the Revolving Credit Loan will be used solely for the purposes set forth in Section 3.14 hereof.

      SECTION 5.17 Notification of Adverse Legal Development. Give prompt written notice to the Bank of any change in any Federal, state or local law, statute, rule or regulation, which change would have a material adverse effect (or, in the case of a change in any statute, rule or regulation of or relating to the SBA, an adverse effect) on the business or condition (financial or otherwise) of any of the Borrowers, and of which change any of the Borrowers has knowledge.

      SECTION 5.18 SBA Funding Eligibility. At all times during the term of this Agreement remain a "non-bank lender" or "small business lending company" eligible to participate with the SBA in making loans to qualifying small businesses, within the meaning of Part 120 of Title 13 of the Code of Federal Regulations, as amended. All SBA Loans shall conform in all respects with all applicable rules, regulations and requirements of the SBA, and shall be evidenced by documents, instruments and certificates on such forms as the SBA shall from time to time prescribe for use by the Borrowers or their account debtors or such other forms as shall be expressly approved in writing by the SBA.

      SECTION 5.19 Handling of SBA Loans. In furtherance of the continuing assignment and security interest contained in the Security Agreement, the Borrowers will, upon the creation of any SBA Loans, or at such intervals as the Bank may require, provide the Bank with confirmatory assignments in form satisfactory to the Bank, copies of invoices to customers, evidence of shipment and delivery, and such further information and documentation as the Bank may require and the Borrowers, at the Bank's request, shall deliver to the Bank all documents and written instruments constituting or relating to the SBA Loans. The Borrowers will take any and all steps and observe such formalities and will execute and deliver all papers and instruments and do all things necessary to effectuate this agreement and facilitate collection of the SBA Loans.

      Until the Borrowers' authority so to do is terminated by written notice from the Bank (which notice the Bank may give at any time in its discretion or at any time after default by the Borrowers under this Agreement) the Borrowers will, at their own cost and expense, but on the Bank's behalf and for the Bank's account, collect and otherwise enforce as the Bank's property and in trust for the Bank, all amounts unpaid on SBA Loans and shall not commingle such collections with the Borrowers own funds or use the same except to pay the Borrowers obligations to the Bank. The Borrowers shall forthwith remit all amounts so collected in kind whether in the form of cash, checks, drafts, notes, acceptances or other evidence of payment, including all prepayments by account debtors to the Borrowers in the form received.

                                   ARTICLE VI

                       NEGATIVE COVENANTS OF THE BORROWERS

      The Borrowers covenant and agree that, so long as this Agreement shall remain in effect or the Note or any of the Obligations shall be outstanding, neither they nor any of their Subsidiaries (if any) shall, without the prior written consent of the Bank:

      SECTION 6.1 ERISA. Permit any Plan to engage in a prohibited transaction within the meaning of section 406 of ERISA or section 4975 of the Code, except in those cases for which there is a statutory or administrative exemption available under section 408 of ERISA or section 4975(d) of the Code, or permit to exist with respect to any Plan any accumulated funding deficiency within the meaning of section 412 of the Code, or incur any liability to the PBGC other than for required insurance premiums.

      SECTION 6.2 Merger. (a) Merge into, acquire or consolidate with or into any Person unless (i) one of the Borrowers is the surviving or resulting Person and (ii) after giving effect to such merger, acquisition or consolidation no Event of Default shall exist, or (b) sell, assign, lease, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) except for sale of the Guarantee Portion of any SBA Loan in the ordinary course of business of the Borrowers.

      SECTION 6.3 Indebtedness. Incur, create or assume, directly or indirectly, any indebtedness or liability of any kind whatsoever including, but not limited to, advances or any other indebtedness or liability evidenced by notes, bonds, debentures or any conditional sale or similar title retention agreements or capitalized leases, except for (a) the Note; (b) Consolidated Subordinated Debt;
(c) existing indebtedness as disclosed on Schedule II annexed hereto, provided that such indebtedness shall not be renewed, extended or refinanced without the prior written consent of the Bank; (d) indebtedness of the Borrowers and their Subsidiaries (if any) to the Bank; (e) purchase money indebtedness incurred in connection with consolidated capital expenditures, and which indebtedness fulfills the requirements of Section 6.4(c) hereof; (f) indebtedness of Borrowers and their Subsidiaries (if any) to Transamerica; and (g) indebtedness incurred in the ordinary course of business; provided, however, that all indebtedness incurred in the ordinary course of the business of the BLC Inc. together with all outstanding indebtedness referred to in clause (c) shall not exceed $200,000 at any time:

      SECTION 6.4 Liens. Create, assume, permit or suffer to exist any mortgage, pledge, encumbrance, security interest or other lien securing an obligation on any property, real, personal, or mixed, whether now owned or hereafter acquired ("Encumbrances"), except for (a) Permitted Encumbrances; (b) existing Encumbrances as disclosed on Schedule III annexed hereto, as the same may be renewed or extended; and (c) Purchase Money Mortgages granted in connection with indebtedness incurred for consolidated capital expenditures, provided that after giving effect to the creation of such Purchase Money Mortgage(s) (i) the Borrowers are not in violation of any other covenant or agreement contained in this Agreement and (ii) the Guarantor is not in violation of any covenant or agreement contained in the Guaranty, and provided further that such Purchase Money Mortgages do not exceed 100% of the purchase price of the asset being so financed, and provided finally that no asset (other than the asset being acquired) secures the indebtedness secured by such Purchase Money Mortgage.

      SECTION 6.5 Guaranties. (a) Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for, the obligations of any other Person, including, without limitation, by agreement to maintain net worth or working capital of any other Person or agreement for the furnishing of funds to any other Person, directly or indirectly, through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) or for the purpose of paying or discharging the liabilities of any other Person, or otherwise, (b) enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, materials, supplies or other property is ever made or tendered, or (c) obtain upon its credit the issuance of any letter or letter of credit for the discharge of the obligations of any other Person, except (i) the Borrowers and their Subsidiaries (if any) may endorse negotiable instruments for deposit or collection in the normal course of their respective businesses; (ii) guaranties issued in favor of the Bank; and (iii) existing guaranties as disclosed on
Schedule IV annexed hereto, as the same may be renewed or extended.

      SECTION 6.6 Nature of Business. Materially change, alter or amend the nature or conduct of its business from that engaged in by it on the Effective Date.

      SECTION 6.7 Investments. Make or permit to exist any loans or advances to, or purchase or repurchase any stock, other securities or evidences of indebtedness of, or make or permit to exist any investment or acquire any interest whatsoever in (by capital contribution or otherwise), any other Person, except for investments of its cash in (a) full faith and credit obligations of the United States Government or any agency thereof maturing within one year of the date of purchase; (b) dollar denominated certificates of deposit issued by the Bank; (c) commercial paper rated A-1 or P-1; (d) any other investment expressly permitted by the SBA; and (g) subject to Section 6.2 hereof, investments in connection with acquisitions of entities engaged in businesses substantially similar to that engaged in by the Borrowers as of the Closing Date, provided that after giving effect to any such investment (i) the Borrowers shall not be in violation of any other covenant or agreement contained in this Agreement and (ii) the Guarantor shall not be in violation of any covenant or agreement contained in the Guaranty.

      SECTION 6.8 Handling of SBA Loans. Sell, lease, transfer, assign or otherwise dispose of or amend or waive any provisions of any Guaranteed Portion of SBA Loans, notes, accounts receivable or other obligations owed to the Borrowers or any Subsidiary by any Person, or release any collateral therefor or amend or waive any documents with respect to the collateral therefor, except (a) for the purpose of collection in the ordinary course of their respective businesses, and (b) for sales of the Guaranteed Portion of SBA Loans as expressly permitted by this Agreement.

      SECTION 6.9 Financial Covenants. (a) The Borrowers shall maintain at all times a reserve against losses on SBA Loans equal to four percent (4%) of the Borrowers' residual interest in the outstanding principal balance of all SBA Loans outstanding.

            (b) The Borrowers shall not permit their Consolidated Tangible Net Worth (excluding Consolidated Subordinated Debt) to be less than $1,800,000 at any time.

      SECTION 6.10 Location of Collateral. Change its chief executive office or the places where any Collateral is kept except upon sixty (60) days prior written notice to Bank.

                                   ARTICLE VII

              EVENTS OF DEFAULT; REMEDIES; APPLICATION OF PROCEEDS

      SECTION 7.1 Events of Default. Any one or more of the following events shall constitute an Event of Default:

            (a) if any payment of all or any part of the principal or interest thereon due pursuant to this Agreement and/or the Note, whether at the stated maturity thereof or at any date fixed for payment by acceleration, by notice of prepayment or otherwise shall not be paid as and when due and such non-payment shall continue for ten (10) days;

            (b) if any of the Borrowers shall default in the performance or observance of any covenant contained in Article VI;

            (c) if any of the Borrowers shall default in the performance or observance of any covenant, agreement or condition (other than such referred to in Section 7.1(a) or (b) hereof) set forth in this Agreement and continuance of such default for a period of thirty (30) days after notice thereof to the Borrowers;

            (d) if any representation or warranty made by any of the Borrowers herein or in any other Loan Document shall prove to have been false, incorrect or misleading in any material respect on the date as of which made;

            (e) if any of the Borrowers or any of their Subsidiaries (if any) shall (i) generally not be paying its debts as they come due, (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,
(iii) become insolvent or make an assignment for the benefit of its creditors,
(iv) consent to the appointment of a custodian or receiver of itself or of the whole or any substantial part of its property, (v) on a petition in bankruptcy filed against it, have an order for relief entered against it, or (vi) file a petition or answer seeking reorganization or arrangement under the federal Bankruptcy Code or any other applicable law or statute of the United States of America or any other jurisdiction;

            (f) if a petition in bankruptcy shall be filed against any of the Borrowers or any of their Subsidiaries and not be dismissed within forth five
(45) days from the date of the filing;

            (g) if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of the Borrowers or any of their Subsidiaries, a custodian or receiver of any of the Borrowers or such Subsidiary, or of the whole or any substantial part of its property, or approving a petition filed against any of the Borrowers or any of their Subsidiaries seeking reorganization or arrangement of any of the Borrowers or such Subsidiary under the federal Bankruptcy Code or any other applicable law or statute of the United States of America or any other jurisdiction, and such order, judgment or decree shall not be set aside or stayed within forth five
(45) days from the date of its entry;

            (h) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of any of the Borrowers or any of their Subsidiaries or of the whole or any substantial part of its property and such custody or control shall not be terminated or stayed within forth five (45) days from the date of assumption of custody or control;

            (i) if a final judgment, a fine or other order for the payment of money in excess of $50,000 shall be rendered by a court or administrative agency against any of the Borrowers and/or any of their Subsidiaries and the applicable Person shall not discharge the same or provide for its discharge in accordance with its terms, obtain an adequate bond with respect thereto, or procure a stay of execution thereof within sixty (60) days from the date of its entry and within the sixty (60)-day period, or any longer period during which execution of such judgment, fine or other order shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during the appeal;

            (j) if there shall occur any Reportable Event with respect to any Plan of the Borrowers or any of their Subsidiaries;

            (k) if Robert Tannenhauser shall cease to hold his management position with respect to the Borrowers and shall not have been replaced within ninety (90) days of such cessation with a Person approved by the Bank (such approval not to be unreasonably withheld or delayed); or

            (l) if an Event of Default (as defined therein) shall occur under any or all of the Loan Documents.

      SECTION 7.2 Bank's Remedies. In case one or more Events of Default shall have occurred, the Bank may terminate the Commitment and declare the entire Outstanding Balance to be immediately due and payable, whereupon the maturity of the then Outstanding Balance shall be accelerated and all principal, interest accrued thereon and all other amounts due hereunder shall forthwith become due and payable, and the Bank shall have the following rights and remedies, all such rights and remedies and the actions contemplated by Sections 7.3 - 7.6 hereof being specifically subject to and modified by the Multi-Party Agreement:

            (a) at any time thereafter and so long as such Event of Default shall be continuing, to declare the entire Outstanding Balance and the other Obligations to be immediately due and payable, whereupon the maturity of the then Outstanding Balance and other Obligations shall be accelerated and the same, interest accrued thereon, and all other amounts due hereunder shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or other Obligations to the contrary notwithstanding;

            (b) to take any action at law or in equity to collect the payments due under the Note or to enforce performance and observance of the Obligations of the Borrowers and the Guarantor under this Agreement, the Guaranty and the other Loan Documents, or to recover damages for breach thereof;

            (c) to exercise any and all rights under the Security Agreement; and

            (d) to exercise any and all rights and remedies conferred upon secured parties by the Uniform Commercial Code and other applicable laws.

      SECTION 7.3 Specific Performance. In addition to the above remedies, if any of the Borrowers commits a breach or threatens to commit a breach of this Agreement or any other Loan Document, the Bank shall have the right and remedy, without posting bond or other security, to have the provisions of this Agreement or such other Loan Document specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause immediate and irreparable injury to the Bank and that money damages will not provide an adequate remedy therefor.

      SECTION 7.4 Agreement to Pay Attorneys' Fees and Expenses. If there shall exist an Event of Default as defined in this Agreement and/or any other Loan Document and the Bank shall employ attorneys, or incur other costs and expenses for the collection of payments due or to become due or for the enforcement or performance or observance of any obligation or agreement on the part of the Borrowers under this Agreement and/or any other Loan Document, or enforcement of the Note, the Borrowers agree that they will pay to the Bank, on demand, the reasonable fees and disbursements of such attorneys together with all other costs and expenses incurred by the Bank.

      SECTION 7.5 Application of Proceeds. All payments received after an Event of Default shall be applied as follows:

            (a) First: to the payment of all fees, costs and expenses described in the preceding Section 7.4;

            (b) Second: to the payment in full of the Note and the other Obligations with all such payments being applied first to the payment of interest, with any balance first to the payment and reduction of principal, and then to other amounts due; and

            (c) Third: the balance, if any, of such proceeds remaining after payment in full of the foregoing items, to the Borrowers or as a court of competent jurisdiction may otherwise direct.

      If the amount of the proceeds received from the sale or other disposition of the Collateral shall be insufficient to satisfy in full the amounts referred to in paragraphs (a) and (b) above, the Borrowers shall remain and be liable for any such deficiency.

      SECTION 7.6 No Remedy Exclusive. Except as otherwise expressly.provided herein, no remedy herein conferred or reserved to the Bank is intended to be exclusive of any other available remedy, but each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or any other Loan Document or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give notice.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.1 Notices. All notices, certificates or other communications permitted or required hereunder shall be conclusively deemed to have been received and shall be effective on the day on which delivered (i) in the case of the Borrowers, addressed to 919 Third Avenue, New York, New York 10150,
Attention: Robert Tannenhauser with copy to: Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153, Attn: Simeon Gold, Esq. and (ii) in the case of the Bank, addressed to 430 Park Avenue, 4th Floor, New York, New York 10022,
Attention: Leonard Rudolph, Senior Vice President, or if sent by registered or certified mail, return receipt requested, postage prepaid, on the third Business Day after the day on which mailed, addressed to the Borrowers or the Bank, as the case may be, at its address set forth above. Either party, by notice given hereunder, may designate a further or different address to which subsequent notices, certificates or communications shall be sent.

      SECTION 8.2 Survival. All covenants, agreements, obligations, representations and warranties made by the Borrowers herein and in the certificates delivered pursuant hereto shall be deemed to have been relied upon by the Bank and shall survive the making by the Bank of the Revolving Credit Loan and the execution and delivery to the Bank of the Note regardless of any investigation made by the Bank or on its behalf and without regard to any modification extension renewal, amendment or waiver of any provision of any Loan Document, and shall continue in full force and effect until such time as the principal of, premium, if any, interest on and all other amounts due under the Note shall have been paid, and all fees, costs and expenses due under the Loan Documents have been paid and any liability to the Bank under the Loan Documents shall have been discharged in a manner satisfactory to the Bank.

      SECTION 8.3 Expenses of the Bank. At all times, the Borrowers will pay all out-of-pocket expenses incurred by the Bank in connection with (a) the preparation of this Agreement and the other Loan Documents (whether or not the transactions hereby contemplated shall be consummated) including without limitation, the reasonable fees and disbursements of Baer Marks & Upham, special counsel to the Bank, (b) the making of the Advances hereunder and (c) the enforcement and protection of the rights of the Bank in connection with this Agreement or the other Loan Documents, or with the Advances made or the Note issued hereunder, and with respect to any action which may be instituted against the Bank in respect of the foregoing, including, without limitation, the reasonable fees and disbursements of counsel for the Bank.

      SECTION 8.4 Applicable Law. This Agreement and the Note shall be construed in accordance with and governed by the laws of the State of New York and applicable federal law.

      SECTION 8.5 Amendments, Changes and Modifications. Except as otherwise provided in this Agreement or in the other Loan Documents, subsequent to the issuance of the Note and prior to payment in full of the Note, no modification, amendment, alteration, release or termination of any provision of this Agreement or of the Note, nor consent to any departure by the Borrowers from the provisions hereof, shall in any event be effective unless the same shall be in writing and signed by the parties, their successors or assigns, on whom the same shall be binding. Any such modification, amendment, release, termination or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstance.

      SECTION 8.6 Waivers. No waiver of any of the provisions of this Agreement
(a) shall be valid unless evidenced by a writing executed by each party to be bound thereby, (b) shall be deemed or shall constitute a waiver of any other provision of this Agreement or any other provisions hereof (whether or not similar), or (c) shall constitute a continuing waiver unless otherwise expressly provided. The failure or delay on the part of the Bank at any time or times in exercising any right or remedy hereunder shall not operate as a waiver thereof nor shall any single or partial exercise of any power or right or remedy preclude other or further exercise thereof or the exercise of any other right or remedy.

      SECTION 8.7 Extension of Maturity. Subject to Article II hereof, should any installment of principal of or interest on the Note become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and, in the case of principal, shall be payable with interest accrued to such date.

      SECTION 8.8 Separability. In case any one or more of the provisions contained in this Agreement or in the Note should be determined to be superseded, invalid, illegal or otherwise unenforceable in any respect, pursuant to applicable law, such determination shall not affect the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby, and such provisions shall be enforced as if the invalid provision were deleted.

      SECTION 8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one and the same Agreement.

      SECTION 8.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

      SECTION 8.11 Headings; Interpretation. Section and paragraph headings and the table of contents are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the contents thereof, and shall not affect its meaning, construction or effect. Sections and paragraphs mentioned by number only are the respective sections and paragraphs of this Agreement. The use of the terms "herein", "hereunder", "hereof", and like terms shall be deemed to refer to this entire Agreement and not merely to the particular provision in which the term is contained, unless the context clearly indicates otherwise. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the other Loan Documents or the Uniform Commercial Code adopted by the State of New York, as amended from time to time in accordance therewith.

      SECTION 8.12 Term. This Agreement shall become effective upon the Effective Date and shall remain in full force and effect from the date thereof until the Maturity Date, provided however that this Agreement shall be automatically renewed and extended for successive periods of one year each, subject, however, to the right of either party to terminate it as at the Maturity Date or at the end of any succeeding one year term upon at least sixty
(60) days prior written notice and subject to early termination upon the occurrence of any Event of Default hereunder. Termination of this Agreement shall not affect any of the Debtor's obligations incurred prior to the effective date of such termination and the provisions hereof shall continue to be fully operative until all transactions entered into, rights created, or obligations incurred prior to the termination have been fully disposed of, concluded or liquidated.

      SECTION 8.13 Successors and Assigns. (a) Whenever in this Agreement reference is made to any party, such reference shall be deemed to include the successors or assigns thereof. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, legal representatives, heirs, successors and assigns. The provisions of this Agreement are intended to be for the benefit of the Bank, its successors and assigns as holder of the Note.

            (b) The Bank, in its sole discretion, shall have the right, at any time and from time to time, to sell participation interests in any or all of the Advances to other lenders or, upon notice to the Borrowers, to assign all or any portion of, or sell participation interests in, its beneficial interest in the Note to any other lender or lenders acceptable to the Bank; provided, however, the Bank shall not sell its entire interest in all of the Advances and Note without the prior consent of the SBA, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in this subsection, such sale or assignment by the Bank of any such participation or interest shall in no manner increase or modify the Obligations pursuant to this Agreement, the Note or any other Loan Document.

      SECTION 8.14 Gender and Number. Words importing a particular gender mean and include every other gender and words importing the singular number mean and include the plural number and vice-versa.

      SECTION 8.15 Exhibits and Schedules. Exhibits and Schedules, if any, to this Agreement are an integral part of this Agreement.

      SECTION 8.16 No Conflict with SBA Regulations. Notwithstanding any other provision in his Agreement to the contrary, in the event any provision of this Agreement is deemed to conflict or be inconsistent with any SBA rule, regulation or policy, whether currently in effect or hereafter promulgated (an "SBA Rule"), the provision of such SBA Rule shall govern and shall be deemed controlling for all purposes of this Agreement. The parties hereto agree to be bound by the oral or written opinion of the SBA's Chief Counsel for Business Loans in Washington, D.C., as to the construction or interpretation of any SBA Rule.

      IN WITNESS WHEREOF, the Borrowers and the Bank have caused this Revolving Credit Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                    BUSINESS LOAN CENTER, INC.


                                    By: /s/ Robert Tannenhauser
                                        ----------------------------------------
                                        Robert Tannenhauser, President


                                    BLC FINANCIAL SERVICES, INC.


                                    By: /s/ Robert Tannenhauser
                                        ----------------------------------------
                                        Robert Tannenhauser, President


                                    STERLING NATIONAL BANK


                                    By: /s/ Leonard Rudolph
                                        ----------------------------------------
                                        Leonard Rudolph, Senior Vice President

                                                                       EXHIBIT A

                         [FORM OF REVOLVING CREDIT NOTE]

$8,000,000                                                  New York, New York
                                                            August 27, 1997


      FOR VALUE RECEIVED, BUSINESS LOAN CENTER, INC., a Delaware corporation and BLC FINANCIAL SERVICES, INC., a Delaware corporation (jointly and severally the "Borrowers"), hereby jointly and severally promise to pay to the order of STERLING NATIONAL BANK (the "Bank"), at its office located at 430 Park Avenue, 4th Floor, New York, New York 10022, on the Maturity Date the lesser of (i) the principal sum of Eight Million Five Hundred Thousand Dollars ($8,000,000) and
(ii) the aggregate unpaid principal amount of all Advances (as defined in the Agreement) to the Borrowers from the Bank pursuant to Section 2.01 of the Amended and Restated Revolving Credit Agreement dated as of August 27, 1997, between the Borrowers and the Bank (the "Agreement"), in lawful money of the United States of America in immediately available funds on June 30, 1998, subject to acceleration as set forth in the Agreement and subject to extension as set forth in the Agreement.

      This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement. All capitalized terms used herein and not defined herein which are defined in the Agreement, shall have the same meaning in this Note as in the Agreement.

      The Borrowers shall pay interest on the outstanding principal balance of this Note on a monthly basis, on the first day of each month (on the basis of a year of 360 days consisting of twelve (12) thirty (30) day months) at an annual rate equal to the sum of the Base Rate, as in effect from time to time, plus 1.25%.

      "Base Rate" shall mean the rate of interest publicly announced by the Bank at its principal office from time to time as its prime rate, which rate need not be the best rate available; any change in the Base Rate shall be effective as of the opening of business on the date each such change is announced. The Borrowers promise to pay interest, payable on demand, on any overdue principal and, to the extent permitted by applicable law, overdue interest, from the respective due dates of such amounts at a rate or rates determined as set forth in the Agreement.

      The Bank may charge any amount due under this Note to the Borrowers' account with the Bank. Such amount shall be deemed paid out of the first collections (other than the amounts then payable by the Bank to the SBA's collection agent for ultimate payment to a party other than the Bank pursuant to the Loan Documentation) in the account subsequent to the date of the charge. If the Bank's Base Rate shall be increased, the compensation to be paid by the Borrowers to the Bank shall be increased by 1/4 of 1% per annum for each 1/4 of 1% per annum of increase in said Base Rate. If the Bank's Base Rate shall be decreased, the compensation to be paid to the Bank shall be reduced by 1/4 of 1% per annum for each 1/4 of 1% per annum reduction in the said Base Rate.

      The Borrowers hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      All borrowings evidenced by this Revolving Credit Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be recorded by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that the failure by the holder to make such insertion shall not affect the joint and several obligations of the Borrowers hereunder.

      Reference is made to the Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events and for optional and mandatory prepayment of the principal hereof prior to the maturity hereof, all upon the terms and conditions therein specified. This Revolving Credit Note is secured by the Collateral referred to in the Agreement and in the Security Agreement. This Revolving Credit Note shall be construed in accordance with and governed by the laws of the State of New York and applicable federal law.


                                    BUSINESS LOAN CENTER, INC.


                                    By: /s/ Robert Tannenhauser
                                        ----------------------------------------
                                        Robert Tannenhauser, President


                                    BLC FINANCIAL SERVICES, INC.


                                    By: /s/ Robert Tannenhauser
                                        ----------------------------------------
                                        Robert Tannenhauser, President

                         Schedule of Advances/Repayments


            Initials of          Guaranteed          Amount of
             Entering            Portion of          Principal       Outstanding
Date         Officer              Advance*           Repayment         Balance
----         -------              --------           ---------         -------




* including accrued but unpaid outstanding interest under Revolving Credit Loan

                                    EXHIBIT B

                              NOTICE OF ADVANCE AND
                           BORROWING BASE CERTIFICATE

                            (LETTERHEAD OF BORROWERS)

                                                                    Date:_______

Sterling National Bank
430 Park Avenue,
4th Floor
New York, New York 10022

Attention: Leonard Rudolph, Senior Vice President

Gentlemen:

      THE UNDERSIGNED HEREBY APPLY for an Advance in the amount of $_________ to be made on [Borrowing Date] pursuant to the Amended and Restated Revolving Credit Agreement dated as of August 27, 1997 (the "Agreement"), between Sterling National Bank and the undersigned. The capitalized terms used herein and not defined shall have the same meanings as are set forth in the Agreement.

      WE HEREBY CERTIFY that as of the date hereof and as of the Borrowing Date as follows:

Total Value Of All Loans                                             $__________
      Less: Amount guaranteed by SBA ................ $__________
      Total residual loans where one or
      more monthly payments are in
      arrears (on a maturity basis).................. $__________
                                                                     ___________

(Borrowing Base)                                                     A__________

Loan prior to this advance                                           ___________

Net available prior to this advance                                  ===========

Advance Request                                                      ===========


      The purposes of the above Advance Request are:

         $_______________   to fund the
                            Guaranteed Portion
                            of the SBA Loan
                            identified on the
                            annexed Schedule
                            of Identification;

      The undersigned hereby certify to Sterling National Bank ("Sterling") that each representation and warranty set forth in the Amended and Restated Revolving Credit Agreement and the Amended Security Agreement ("Agreements") is true and correct and the undersigned are in full compliance with all the terms and conditions of the Agreements. The Agreements are in full force and effect and no event which, with the passage of time or the giving notice would constitute an Event of Default under the Agreements has occurred or is continuing.

                                          BUSINESS LOAN CENTER, INC.


                                          By:____________________________
                                             Name and Title:


                                          BLC FINANCIAL SERVICES, INC.

                                          By:____________________________
                                             Name and Title:


                                          BUSINESS LOAN CENTER


                                          By:____________________________
                                             A General Partner

                                    EXHIBIT C

                           SCHEDULE OF IDENTIFICATION

                            (LETTERHEAD OF Borrowers)

                                                                  Date:_________

Sterling National Bank
430 Park Avenue
4th Floor
New York, New York 10022

Attention: Leonard Rudolph, Vice President

Gentlemen:

      We hereby identify the following SBA Loan in connection with the within Notice of Advance and Borrowing Base Certificate to which this Schedule is attached. Capitalized terms used herein but not defined shall have the same meanings as set forth in the Amended and Restated Revolving Credit Agreement, dated as of August 27, 1997, between the undersigned and Sterling National Bank ("Sterling")


SBA Loan No.:_____________________

Borrower(s):______________________

Interest Rate:____________________

Original Note Amount:_____________

Guaranteed Amount:________________

Maturity Date:____________________


      As required by the Amended and Restated Revolving Credit Agreement, we have attached hereto a copy of the Authorization and Loan Agreement (Guaranty Loans) on SBA Form 529B for the above-described SBA Loan. Further, as required by the Amended and Restated Revolving Credit Agreement, the original Note with respect to said Loan will be delivered immediately to Sterling's agent pursuant to the Multi-Party Agreement dated as of December 19, 1994 and all other original SBA Loan Documentation with respect thereto will be held by us at our principal office at 919 Third Avenue, New York City, New York.

                                          Very truly yours,

                                          BUSINESS LOAN CENTER, INC.


                                          By:___________________________
                                             Name and Title:


                                          BLC FINANCIAL SERVICES, INC.


                                          By:____________________________
                                             Name and Title:



* One such form shall be completed and submitted for each SBA Loan funded in whole or in part with an Advance under the Amended and Restated Revolving Credit Agreement.

                         LIST OF EXHIBITS AND SCHEDULES

Exhibits

      Exhibit A  Note
      Exhibit B  Notice of Advance and
                 Borrowing Base Certificate
      Exhibit C  Schedule of Identification


Schedules

      Schedule     I  Existing Subsidiaries
      Schedule    II  Existing Indebtedness
      Schedule   III  Existing Encumbrances
      Schedule    IV  Existing Guaranties
      Schedule     V  Litigation
      Schedule    VI  Permitted Transfers of Assets
      Schedule   VII  SBA Loans funded by New York Federal
                      Savings Bank loans being pledged to the
                      Bank.
      Schedule  VIII  State by state breakdown of all existing SBA Loans
      Schedule    IX  UCC financing statements to be terminated; Judgments to be satisfied

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I
                     DEFINITIONS.............................................  2
      SECTION 1.1    Definitions.............................................  2
      SECTION 1.2    Accounting Terms........................................  8

ARTICLE II
                     THE LOAN................................................  8
      SECTION 2.1    The Revolving Credit Loan...............................  8
      SECTION 2.2    The Note................................................  9
      SECTION 2.3    Interest on the Revolving Credit Loan...................  9
      SECTION 2.4    Optional Prepayment of Revolving Credit Loan............  9
      SECTION 2.5    Mandatory Prepayment of Revolving Credit Loan........... 10
      SECTION 2.6    Funds; Manner of Payment................................ 11
      SECTION 2.7    Administrative Fee                                       11
      SECTION 2.8    Collateral.............................................. 11

ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF THE BORROWERS......... 12
      SECTION 3.1    Organization; Power; Authorization...................... 12
      SECTION 3.2    No Conflict with, Violation of or Default under Laws or
                              other Agreements............................... 12
      SECTION 3.3    Litigation; Official Approvals.......................... 13
      SECTION 3.4    Information and Financial Data Accurate; Financial
                              Statements; No Adverse Changes................. 13
      SECTION 3.5    Title to Properties and Collateral...................... 14
      SECTION 3.6    Taxes................................................... 14
      SECTION 3.7    Agreements Legal, Valid, Binding and Enforceable........ 14
      SECTION 3.8    No Untrue Statements.................................... 14
      SECTION 3.9    Employee Benefit Plans.................................. 14
      SECTION 3.10   Payment of Obligations.................................. 14
      SECTION 3.11   Governmental Regulations................................ 15
      SECTION 3.12   Subsidiaries............................................ 15
      SECTION 3.13   SBA Relationship........................................ 15
      SECTION 3.14   Use of Proceeds......................................... 15

ARTICLE IV
                     CONDITIONS OF LENDING................................... 16
      SECTION 4.1    Representations and Warranties.......................... 16
      SECTION 4.2    No Default.............................................. 16
      SECTION 4.3    Officer's Certificate................................... 16
      SECTION 4.4    Litigation.............................................. 16

      SECTION 4.5    Supporting Documents.................................... 16
      SECTION 4.6    Effectuance of Assignment.
      SECTION 4.7    Approval of Counsel for the Bank........................ 17
      SECTION 4.8    Administrative Fee...................................... 18
      SECTION 4.9    Other Documents......................................... 18
      SECTION 4.10   Additional Conditions to First Advance and Additional
                              Advances....................................... 18

ARTICLE V

                     AFFIRMATIVE COVENANTS OF THE BORROWERS.................. 18
      SECTION 5.1    Preservation of Properties.............................. 18
      SECTION 5.2    Corporate Existence..................................... 18
      SECTION 5.3    Payment of Debts........................................ 18
      SECTION 5.4    Accounts and Records.................................... 19
      SECTION 5.5    Payment of Taxes and Claims............................. 19
      SECTION 5.6    Compliance with Law..................................... 19
      SECTION 5.7    Financial Statements.................................... 19
      SECTION 5.8    Access to Books and Records............................. 20
      SECTION 5.9    Notification of Event of Default........................ 20
      SECTION 5.10   Certificate of No Default............................... 21
      SECTION 5.11   Payment of Costs and Expenses........................... 21
      SECTION 5.12   Notification of Litigation and Adverse Business
                              Development.................................... 21
      SECTION 5.13   Compliance with ERISA................................... 22
      SECTION 5.14   New Subsidiaries........................................ 22
      SECTION 5.15   Insurance............................................... 22
      SECTION 5.16   Federal Reserve Regulations, Etc........................ 22
      SECTION 5.17   Notification of Adverse Legal Development............... 22
      SECTION 5.18   SBA Funding Eligibility................................. 23
      SECTION 5.19   Handling of SBA Loans................................... 23

ARTICLE VI

                     NEGATIVE COVENANTS OF THE BORROWERS..................... 23
      SECTION 6.1    ERISA................................................... 23
      SECTION 6.2    Merger.................................................. 24
      SECTION 6.3    Indebtedness............................................ 24
      SECTION 6.4    Liens................................................... 24
      SECTION 6.5    Guaranties.............................................. 24
      SECTION 6.6    Nature of Business...................................... 25
      SECTION 6.7    Investments............................................. 25
      SECTION 6.8    Handling of SBA Loans................................... 25
      SECTION 6.9    Financial Covenants..................................... 25
      SECTION 6.10   Location of Collateral.................................. 26

ARTICLE VII

                     EVENTS OF DEFAULT; REMEDIES; APPLICATION OF PROCEEDS.... 26
      SECTION 7.1    Events of Default....................................... 26
      SECTION 7.2    Bank's Remedies......................................... 27
      SECTION 7.3    Specific Performance.................................... 28
      SECTION 7.4    Agreement to Pay Attorneys' Fees and Expenses........... 28
      SECTION 7.5    Application of Proceeds................................. 28
      SECTION 7.6    No Remedy Exclusive..................................... 29

ARTICLE VIII

                     MISCELLANEOUS........................................... 29
      SECTION 8.1    Notices................................................. 29
      SECTION 8.2    Survival................................................ 29
      SECTION 8.3    Expenses of the Bank.................................... 30
      SECTION 8.4    Applicable Law.......................................... 30
      SECTION 8.5    Amendments, Changes and Modifications................... 30
      SECTION 8.6    Waivers................................................. 30
      SECTION 8.7    Extension of Maturity................................... 30
      SECTION 8.8    Separability............................................ 30
      SECTION 8.9    Counterparts............................................ 31
      SECTION 8.10   Entire Agreement........................................ 31
      SECTION 8.11   Headings; Interpretation................................ 31
      SECTION 8.12   Term.................................................... 31
      SECTION 8.13   Successors and Assigns.................................. 31
      SECTION 8.14   Gender and Number....................................... 32
      SECTION 8.15   Exhibits and Schedules.................................. 32
      SECTION 8.16   No Conflict with SBA Regulations........................ 32